Artisan Partners Asset Management Inc. Reports December 2015 Assets Under Management
Milwaukee, WI - January 12, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of December 31, 2015 totaled $99.8 billion. Separate accounts accounted for $46.3 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $53.5 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of December 31, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	30,187
Non-U.S. Small-Cap Growth	1,323
Global Equity	786
Global Small-Cap Growth	138

U.S. Value Team
U.S. Mid-Cap Value	7,959
U.S. Small-Cap Value	854
Value Equity	1,556

Growth Team
U.S. Mid-Cap Growth	15,103
U.S. Small-Cap Growth	2,270
Global Opportunities	7,556

Global Value Team
Non-U.S. Value	16,257
Global Value	13,925

Emerging Markets Team
Emerging Markets	571

Credit Team
High Income	989

Developing World Team
Developing World	374

Firm Total	$99,848

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com